Exhibit 10.22

MURDOCK CAPITAL PARTNERS CORP.

September 5, 2023

Dr. Christopher MK Kim
Chairman and CEO

Apimeds Pharmaceuticals US, Inc.

25 Edinburg Circle
Matawan, NJ 07747

Dear Chris:

Pursuant to our recent conversations regarding the Think Equity capital raise and IPO Initial Public Offering - for Apimeds Pharmaceuticals US, Inc. (“Apimeds USA”) this letter is to acknowledge and confirm the terms of an advisory and corporate consulting fee agreement (the “consulting agreement”) as follows:

(1) Apimeds Pharmaceuticals US, Inc. a Delaware corporation (the “Company” or “Apimeds USA”) hereby engages Murdock Capital Partners Corp. a New York corporation (the “Advisor”) and the Advisor hereby agrees to render services to the Company on an exclusive basis as its corporate consultant and advisor.

(2) During the term of this Consulting Agreement, the Advisor shall provide advice to, and consult with, the Company concerning all aspects and obligations, and requirements necessary for the Think Equity Offering/IPO. The Advisor is not obligated to devote any specific amount of time to providing advice and consultation to the Company.

(3) The Company shall compensate the Advisor as follows: Monthly payments in the sum of $7,500 (Seven thousand five hundred dollars) due on the 1st day of each month of the term of this Consulting Agreement commencing on September 1, 2023, and ending January 1, 2024. The Company shall also reimburse the Advisor, promptly upon receipt of invoices thereof, for out-of-pocket expenses incurred in connection with its services. All expenses must be approved in advance by the Company. If Company fails to pay the fees as set forth herein, the Company will pay all costs and expenses incurred by the Advisor in connection with recovering such fees, plus interest at ten percent per annum from the date the fees were due to the date actually paid. This agreement shall supersede and replace any prior agreements.

15 WEST 53RD STREET, 24TH FLOOR, NEW YORK, NEW YORK 10019 USA

Dr. Christopher MK Kim

Chairman and CEO

Apimeds Pharmaceuticals US, Inc.

September 5, 2023

(4) The term of this Consulting Agreement shall be until January 1, 2024. It’s further understood that upon mutual consent of both parties, this agreement may be extended for an additional 2 (Two) months and shall be based on the current terms of this agreement to terminate no later than March 1, 2024. Upon termination of this agreement, the Company will terminate the monthly advisory fee paid to the Advisor with the following exception as stated in section (5).

(5) Upon the completion of the Offering/IPO by Think Equity, Apimeds USA, for compensation for the Advisors services, the Company shall issue to Murdock Capital Partners or its designees at the Closing, warrants (the “Warrants”) to purchase that number of shares of Common Stock equal to 6% (Six percent) of the aggregate number of Shares sold in the Offering. The Warrants will be exercisable at any time and from time to time, in whole or in part, during the 5 (Five) year period commencing 180 (One hundred and eighty) days from the commencement of sales of the securities in the Offering/IPO, at a price per share equal to 100.0% (One hundred percent) of the public offering price per share of common stock at the Offering/IPO. The Warrant will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110, and further, the number of shares underlying the Underwriter’s Warrants shall be reduced if necessary to comply with FINRA rules or regulations.

(6) The Company agrees to retain the Advisor for a period of 3 (Three) years in the capacity of Investor Relations. The Company agrees to pay the Advisor a sum of $10,000 (Ten thousand dollars) per month and will commence upon the completion of the Offering/IPO.

(7) The Advisor will not disclose to any other person, firm or corporation nor use for its own benefit, during or after the term of this Consulting Agreement, any trade secret or other information designated as confidential by the Company which is acquired by the Advisor while performing services hereunder. (A trade secret is information not generally known to the trade, which gives the Company an advantage over its competitors. Trade secrets can include, by way of examples, products or services under development, production methods and processes, sources of supply, customer lists and marketing plans). Any financial advice rendered by the Advisor pursuant to this Consulting Agreement may not be disclosed publicly in any manner, nor will any

15 WEST 53RD STREET, 24TH FLOOR, NEW YORK, NEW YORK 10019 USA

Dr. Christopher MK Kim

Chairman and CEO

Apimeds Pharmaceuticals US, Inc.

September 5, 2023

announcements or press releases be made concerning this Consulting Agreement, without the prior written approval of the Advisor.

(8) The Company agrees to indemnify and hold the Advisor, its affiliates, control persons, officers, employees, and agents (collectively, the “Indemnified Persons”) harmless from and against all loses, claims, damages, liabilities, costs, or expenses (including reasonable attorneys’ and accountants’ fees) joint and several, arising out of the performance of this Consultant Agreement, whether the Advisor is party to such dispute. The indemnity shall not apply, however where a court of competent jurisdiction has made a final determination that the Advisor engaged in gross recklessness and willful misconduct in the performance of its services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered her under (but pending any indemnification and reimbursement provision of this Consulting Agreement shall apply and the Company shall perform its obligations hereunder to reimburse the Advisor for its expenses).

If for any reason the foregoing indemnification is unavailable to the Advisor or such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the advisor or such other Indemnified Person as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its share holders on the one hand and the advisor or such other Indemnified Person on the other hand, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by the Advisor and any of their Indemnified Person hereunder exceeds the amount of fees received by the Advisor pursuant to this Consulting Agreement.

The reimbursement, Indemnity, and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Advisor, and any other Indemnified Person.

The Advisor does hereby agree to indemnify and hold the Company, its officers, directors and principal shareholders (collectively, the “Company Indemnifieds”) harmless from and against all loses, claims, damages, liabilities, costs or expenses (including reasonable attorneys’ and accountants’ fees) joint and several, which have arisen solely gross recklessness and willful misconduct by the Advisor in the performance of the Consulting agreement which directly caused a loss, claim, damage, liability, cost or expense sought to be recovered hereunder; provided that in no event will the aggregate

15 WEST 53RD STREET, 24TH FLOOR, NEW YORK, NEW YORK 10019 USA

Dr. Christopher MK Kim
Chairman and CEO

Apimeds Pharmaceuticals US, Inc.

September 5, 2023

liability of the Advisor relative to the Company Indemnifieds exceed the amount of fees actually received by the Advisor pursuant to this Consulting Agreement.

(9) This Consulting Agreement is not assignable and cannot be modified or changed, nor can any provisions be waived, except by written agreement signed by all parties.

(10) This Consulting agreement shall be governed by the laws of the State of New York.

Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter was provided and returning it to us with payment of the initial retainer fee at your earliest convenience.

MURDOCK CAPITAL PARTNERS		APIMEDS PHARMACEUTICALS US, INC.

Name:	Luis J. Mejia	Name:	Christopher MK Kim

Title:	Managing Director	Title:	Chairman & CEO

Signature:	/s/ Luis J. Mejia	Signature:	/s/ Christopher MK Kim

Date:	September 7, 2023	Date:	September 8, 2023

15 WEST 53RD STREET, 24TH FLOOR, NEW YORK, NEW YORK 10019 USA